EXHIBIT 99.2

WESTERN DIGITAL CORPORATION
INVESTOR INFORMATION SUMMARY
Q1 FY2005 (All $ amounts in millions)

	Q1 FY04	Q2 FY04	Q3 FY04	Q4 FY04	Q1 FY05
REVENUE:	$714	$835	$749	$749	$824
REVENUE BY CHANNEL:
OEM	53%	51%	49%	53%	59%
DISTRIBUTORS	40%	43%	43%	41%	35%
RETAIL	7%	6%	8%	6%	6%
REVENUE BY GEOGRAPHY:
AMERICAS	38%	41%	42%	44%	40%
EUROPE	30%	31%	30%	27%	30%
ASIA	32%	28%	28%	29%	30%
REVENUE CONCENTRATION:
10 LARGEST CUSTOMERS	53%	56%	51%	54%	52%
HARD DRIVE UNITS (in millions):	11.3	12.7	11.8	12.5	14.2
WORLDWIDE HEADCOUNT:	15,559	16,843	17,162	17,328	20,760
ASSET MANAGEMENT:
DAYS SALES OUTSTANDING	42	39	37	38	44
INVENTORY DETAIL:
RAW MATERIALS	$10	$19	$9	$26	$11
WORK IN PROCESS	$51	$58	$67	$52	$45
FINISHED GOODS	$62	$79	$73	$71	$88
TOTAL INVENTORY, NET	$123	$156	$149	$149	$144
INVENTORY TURNS	20	18	17	17	20